Exhibit 10.4

REPRESENTATIVE JOINDER AGREEMENT NO. 1 dated as of June 20, 2014 (the “Representative Joinder Agreement”) to the INTERCREDITOR AND COLLATERAL COOPERATION AGREEMENT dated as of May 22, 2013 (the “Intercreditor Agreement”), among JPMORGAN CHASE BANK, N.A. (“JPMorgan”), as existing Representative with respect to the ABL Credit Agreement (as in effect prior to the execution of this Representative Joinder Agreement, the “Existing ABL Credit Agreement”), GOLDMAN SACHS BANK USA (“GS Bank”), as Representative with respect to Term Loan Agreement, J.C. PENNEY CORPORATION, INC. (the “Borrower”) and each of the other Grantors party thereto.
A.    Capitalized terms used herein but not otherwise defined herein shall have the meanings assigned to such terms in the Intercreditor Agreement.
B.    The Borrower and/or one or more of the other Grantors proposes to incur ABL Secured Obligations and the Person identified in the signature pages hereto as the “Representative” (the “Replacement Representative”) will serve as the agent for the holders of such ABL Secured Obligations. The ABL Secured Obligations are being designated as such by the Borrower in accordance with Section 10 of the Intercreditor Agreement. The Credit Agreement, dated of even date herewith, by and among the Borrower, the other Grantors, the Replacement Representative and the other parties thereto constitutes a Replacement ABL Credit Agreement in accordance with Section 6.2(a) of the Intercreditor Agreement and the definition of Replacement ABL Credit Agreement.
C.    Accordingly, the Replacement Representative and the Borrower agree as follows, for the benefit of the Replacement Representative, the Borrower and each other party to the Intercreditor Agreement:
Section 1. Accession to the Intercreditor Agreement. The Replacement Representative hereby (a) accedes and becomes a party to the Intercreditor Agreement as the Representative for the holders of the ABL Secured Obligations (the “ABL Secured Parties”) and replaces JPMorgan in such role, (b) agrees, for itself and on behalf of the ABL Secured Parties from time to time in respect of the ABL Secured Obligations, to all the terms and provisions of the Intercreditor Agreement and (c) shall have all the rights and obligations of a Representative under the Intercreditor Agreement. In connection with that certain Payoff Letter dated as of the date hereof, between JPMorgan and the Grantors, JPMorgan hereby resigns as Representative under the Intercreditor Agreement with respect to the ABL Credit Agreement.
Section 2. Representations, Warranties and Acknowledgement of the Replacement Representative. The Replacement Representative represents and warrants to each other Representative and to the Secured Parties that (a) it has full power and authority to enter into this

Representative Joinder Agreement, in its capacity as the Representative with respect to the ABL Secured Obligations, (b) this Representative Joinder Agreement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with the terms of this Representative Joinder Agreement and (c) the ABL Loan Documents relating to the ABL Secured Obligations provide that, upon the Replacement Representative’s entry into this Representative Joinder Agreement, the secured parties in respect of such ABL Secured Obligations will be subject to and bound by the provisions of the Intercreditor Agreement.
Section 3. Counterparts. This Representative Joinder Agreement may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Representative Joinder Agreement shall become effective when each other Representative shall have received a counterpart of this Representative Joinder Agreement that bears the signature of the Replacement Representative. Delivery of an executed counterpart of a signature page to this Representative Joinder Agreement by telecopy or electronic image scan transmission (such as a “pdf” file) shall be effective as delivery of a manually signed counterpart of this Representative Joinder Agreement.
Section 4. Benefit of Agreement. The agreements set forth herein or undertaken pursuant hereto are for the benefit of, and may be enforced by, any party to the Intercreditor Agreement.
Section 5. Governing Law. THIS REPRESENTATIVE JOINDER AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK AND (TO THE EXTENT APPLICABLE) THE BANKRUPTCY CODE.
Section 6. Severability. In the event any one or more of the provisions contained in this Representative Joinder Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.
Section 7. Notices. All communications and notices hereunder shall be in writing and given as provided in Section 11.7 of the Intercreditor Agreement. All communications and notices hereunder to the Replacement Representative shall be given to it at the address set forth under its signature hereto, which information supplements Section 11.7 of the Intercreditor Agreement.

Section 8. Expenses. The Borrower agrees to reimburse each Representative for its reasonable out-of-pocket expenses in connection with this Representative Joinder Agreement, including the reasonable fees, other charges and disbursements of counsel for each Representative.
[Signature Pages Follow]

IN WITNESS WHEREOF, the Replacement Representative has duly executed this Representative Joinder Agreement to the Intercreditor Agreement as of the day and year first above written.

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Representative with respect to the Replacement ABL Credit Agreement and holders of the ABL Secured Obligations thereunder
By:	/s/ Irene Rosen Marks
Name: Irene Rosen Marks
Title: Managing Director

Address for notices:
One Boston Place, 19th Floor
Boston, MA 02108
Attention of:	Portfolio Manager – JC Penney
Telecopy:	(617) 523-4027

[Signature page to Representative Joinder Agreement]

Acknowledged by:

JPMORGAN CHASE BANK, N.A., as resigning Representative with respect to the Existing ABL Credit Agreement
By:	/s/ Sarah L. Freedman
Name: Sarah L. Freedman
Title: Executive Director

GOLDMAN SACHS BANK USA, as Representative with respect to the Term Loan Agreement
By:	/s/ Anisha Malhotra
Name: Anisha Malhotra
Title: Authorized Signatory

[Signature page to Representative Joinder Agreement]

Acknowledged and agreed by:

J. C. Penney Corporation, Inc., as Borrower
By:	/s/ Michael Porter
Name: Michael Porter
Title: Vice President and Treasurer

[Signature page to Representative Joinder Agreement]